SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K /A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October12, 1999


                                  TEXOIL, INC.
        (Exact name of small business issuer as specified in its charter)


          NEVADA                      0-12633                   88-0177083
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

Texoil - Page 2

ITEM 5. PREFERRED STOCK PURCHASE AGREEMENT

      On October 12, 1999, Quantum Energy Partners, LP (AQuantum@), V&C Energy Limited Partnership (AV&C@), EnCap Equity 1996 Limited Partnership (AEnCap), Energy Capital Investment Company, PLC (AEnergy Capital@), and certain other individual investors (all collectively referred to as AInvestors@) have entered into a Preferred Stock Purchase Agreement (the "Purchase Agreement") with Texoil to purchase 2,750,000 shares of Series A Convertible Stock at a purchase price of $8.00 per share.

      This event was reported on Form 8-K filed October 13, 1999 and a copy of the Purchase Agreement, together with all of the schedules and exhibits thereto, was attached as Exhibit 7.1 to such Form 8-K. Provisions in the Certificate of Designation, a form of which is attached as Exhibit A to the Purchase Agreement, and the Amended and Restated Articles of Incorporation, a form of which is attached as Exhibit B to the Purchase Agreement, related to the removal of Directors by a majority vote of the holders of the outstanding shares entitled to vote thereon will be revised to reflect the requirement of the Nevada Revised Statutes that a Director may be removed only by vote of not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


DATE: OCTOBER 22, 1999                    TEXOIL, INC.




                                          By: /s/ Frank A. Lidzinski
                                                  FRANK A. LODZINSKI
                                                  President and
                                                  Principal Financial Officer